UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 21, 2019
OWENS REALTY MORTGAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35989	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California		94595
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (925) 935-3840
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07  Submission of Matters to a Vote of Security Holders
A special meeting of stockholders of Owens Realty Mortgage, Inc. (“ORM”) was held on March 21, 2019, at the offices of Vinson & Elkins L.L.P., 555 Mission Street, Suite 2000, San Francisco, California 94105 (the “Special Meeting”) to vote on the proposals set forth in the definitive joint proxy statement/prospectus dated February 15, 2019 (the “Joint Proxy Statement”) and first mailed to ORM’s stockholders on or about February 19, 2019. A total of 5,806,049 shares of ORM common stock (“Common Stock”), out of a total of 8,482,880 outstanding shares of Common Stock entitled to vote as of the close of business on January 14, 2019, were represented in person or by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results is set forth below.
Proposal 1 – Merger Proposal
At the Special Meeting, ORM common stockholders approved by the requisite vote a proposal to approve the merger transaction in which ORM merges with and into ReadyCap Merger Sub, LLC ("Merger Sub") related to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 7, 2018, among Ready Capital Corporation, a Maryland corporation, Merger Sub and ORM. The voting results for the proposal were as follows:
For	Against	Abstain
5,663,889	55,587	86,573

Proposal 2 – ORM Management Agreement Termination Proposal
The proposal to approve the termination of that certain management agreement between ORM and Owens Financial Group, Inc., dated as of May 20, 2013, as amended on April 1, 2018 was approved as follows:
For	Against	Abstain
5,641,685	54,752	109,612

Proposal 3 – ORM Adjournment Proposal
The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to adopt the Merger Proposal and the ORM Management Agreement Termination Proposal was approved as follows:
For	Against	Abstain
5,583,894	116,999	105,156

Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Joint Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 15, 2019, which is available on the SEC’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Joint Proxy Statement filed by ORM with the SEC on February 15, 2019. Assuming the satisfaction of such closing conditions, ORM expects the closing to occur on or about March 29, 2019.
Item 8.01.  Other Events.
On March 21, 2019, ORM issued a press release announcing the results of the Special Meeting.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description
99.1	Press Release, dated March 21, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS REALTY MORTGAGE, INC.

By: /s/ Bryan H. Draper
Name: Bryan H. Draper
Title: President and Chief Executive Officer

Dated: March 21, 2019